UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2026

Franklin Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, California 94403
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	BEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure contained in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

5.500% Unsecured Notes due 2036

On August 10, 2026, Franklin Resources, Inc., a Delaware corporation (the “Company”), completed its previously announced underwritten public offering (the “Offering”) of $750,000,000 aggregate principal amount of its 5.500% Notes due 2036 (the “Notes”). The Notes were sold pursuant to the Company’s registration statement on Form S-3 (File No. 333-284711) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on February 5, 2025, and were offered to the public pursuant to the prospectus dated February 5, 2025, which is contained in and forms a part of the Registration Statement. The Company intends to use the net proceeds of the Offering to repay approximately $700,000,000 of outstanding revolving borrowings under its Second Amended and Restated Credit Agreement (without any permanent reduction in the commitments provided thereunder) and for general corporate purposes.

In connection with the Offering, the Company entered into an underwriting agreement, dated August 5, 2025 (the “Underwriting Agreement”) with BofA Securities, Inc., HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters listed in Schedule I to the Underwriting Agreement. The Underwriting Agreement contains customary representations, warranties and agreements of the Company, and customary conditions to closing, obligations of the parties and termination provisions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture

The Notes were issued pursuant to an Indenture, dated as of October 6, 2020 (the “Base Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”), as supplemented by an Officer’s Certificate, dated as of August 10, 2026 (the “Officer’s Certificate” and, together with the Base Indenture, the “Indenture”). The Notes are the unsecured and subordinated obligations of the Company.

The Notes will bear interest from and including August 10, 2026 at a fixed rate of 5.500% per annum, payable semi-annually in arrears on February 10 and August 10 of each year, commencing on February 10, 2027. The Notes will mature on August 10, 2036, unless earlier redeemed.

Prior to May 10, 2036 (three months prior to the maturity date of the Notes) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date of the Notes.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date of the Notes.

The foregoing summaries of the Underwriting Agreement, the Base Indenture, the Officer’s Certificate and the Notes, respectively, are not complete and are each qualified in their entirety by reference to the complete text of the respective documents (or, in the case of the Notes, the form thereof), each of which is attached hereto as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference in their entirety.

Item 9.01.	Financial Statements and Other Exhibits.

(d)  Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of August 5, 2026, by and among the Company and BofA Securities, Inc., HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC.
4.1	Indenture, dated October 6, 2020, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement filed with the SEC on October 6, 2020 (File No. 333-284711)).
4.2	Officer’s Certificate, dated as of August 10, 2026.
4.3	Form of 5.500% Note due 2036 (included in Exhibit 4.2).
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date:	August 10, 2026	/s/ Thomas C. Merchant
Thomas C. Merchant
Executive Vice President and General Counsel